Exhibit 23.1

[DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-67928 of International Game Technology on Form S-4 of our report dated November 6, 2000, appearing in the Annual Report on Form 10-K/A of International Game Technology for the year ended September 30, 2000, and to the reference to us under the heading “Experts” in the Joint Proxy/Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

November 9, 2001